Exhibit 10.1

VOTING AND STANDSTILL AGREEMENT

This Voting and Standstill Agreement (“Agreement”) is entered into as of March 20, 2022, by and between Spōk Holdings, Inc., a Delaware corporation (the “Company”), Braeside Investments, LLC, a Delaware limited liability company, Braeside Capital, L.P., a Texas limited partnership, and Braeside Capital II, L.P., a Texas limited partnership (collectively, the “Braeside Parties”) (each of the Company and the Braeside Parties, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, the Braeside Parties have voting power or sole dispositive power or otherwise have beneficial ownership of 1,080,127 shares (the “Current Position”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) as of the date of this Agreement; and

WHEREAS, as of the date of this Agreement, the Company and the Braeside Parties have determined to come to an agreement with respect to certain matters set forth below; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties to this Agreement, intending to be legally bound, agree as follows:

1.      Reduction in Board Size; Board Nomination. The Nominating and Governance Committee of the Board of Directors of the Company (the “Board”) and the Board shall take all necessary action to (a) reduce the size of the Board to six (6) directors, consisting of Bobbie Byrne, Chris Cournoyer, Randy Hyun, Vince Kelly, Brett Shockley and Todd Stein, effective as of immediately prior to the opening of the polls on the election of directors at the 2022 Annual Meeting of the Company (the “Annual Meeting”) and announce the foregoing no later than March 23, 2022, and (b) recommend the re-election of Todd Stein to the Board at the 2022 Annual Meeting.

2.      Representations of the Braeside Parties. The Braeside Parties represent and warrant to the Company as of the date hereof as follows:

(a)            The Braeside Parties are the beneficial owners of 1,080,127 shares of Common Stock, such shares of Common Stock constitute all of the Common Stock beneficially owned by the Braeside Parties and the Braeside Parties have no agreements, understandings or undertakings with any third party to share or delegate disposition or voting control over such shares of Common Stock, or to transfer, hypothecate or lend such shares of Common Stock.

(b)            Each of the Braeside Parties has the power and authority to execute and deliver this Agreement. This Agreement (i) has been duly and validly authorized by each of the Braeside Parties and constitutes a legal, valid and binding obligation of each of the Braeside Parties enforceable against each of the Braeside Parties in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and general equitable principles, (ii) does not require the approval of any investor in or member of the Braeside Parties and (iii) does not violate any law, order of any court or any governmental agency or regulation or the charter or any organizational document of the Braeside Parties, or conflict with, result in a breach of or constitute a default under any agreement or instrument by which the Braeside Parties or any of their respective assets is bound.

3.      Representations of the Company. The Company represents and warrants to the Braeside Parties as of the date hereof that it has the corporate power and authority to execute and deliver this Agreement. This Agreement (i) has been duly and validly authorized by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and general equitable principles and (ii) does not violate any law, order of any court or any agency or regulation or the Company’s Certificate of Incorporation (the “Charter”) or the Bylaws (the “Bylaws”), or conflict with, result in a breach of or constitute a default under any agreement or instrument by which the Company or any of its assets or the assets of its subsidiaries are bound.

4.     Voting Commitments. The Braeside Parties shall appear in person or by proxy for quorum purposes at the 2022 Annual Meeting, including any adjournment or postponement thereof, to vote all of the shares of Common Stock beneficially owned by the Braeside Parties on the record date (if the 2022 Annual Meeting is within thirty (30) days of the anniversary of the Company’s 2021 Annual Meeting of Stockholders, such number of shares shall be no less than 90% of the Current Position) for such meeting (i) in favor of all persons nominated by the Board to serve as directors of the Company and against any stockholder nominated candidate not endorsed by the Board, (ii) to ratify the appointment of the Company’s independent registered public accounting firm and (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal (collectively, the “2022 Proposals”), provided, that Braeside Parties shall have the right to vote the shares of Common Stock beneficially owned by the Braeside Parties in their sole discretion with respect to all other proposals brought before the 2022 Annual Meeting. The Braeside Parties shall provide written evidence of the votes made in accordance with the foregoing sentence to the Company no later than ten business days before the 2022 Annual Meeting.

5.      Standstill.

(a)            From the date of this Agreement until the expiration of the Standstill Period (as defined below), except as specifically authorized by the Board, each Braeside Party shall not, and shall cause its respective Affiliates, principals, directors, general partners, officers, employees and, to the extent acting on its behalf or at its direction, agents and other representatives (collectively, the “Related Persons”) not to, directly or indirectly:

(i)            make any announcement or proposal with respect to, or offer, seek, propose or indicate an interest in (A) any form of business combination or acquisition or other transaction relating to assets or securities of the Company or any of its subsidiaries, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (C) any form of tender or exchange offer for shares of Common Stock, whether or not such transaction involves a Change of Control of the Company (it being understood that the foregoing shall not prohibit Investors or their Affiliates from acquiring Common Shares by means other than a tender or exchange offer within the limitations set forth in Section 5(c));

(ii)           engage in any solicitation of proxies or written consents to vote (or withhold the vote of) any voting securities of the Company, or conduct any binding or nonbinding referendum with respect to any voting securities of the Company, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents) with respect to any voting securities of the Company, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to vote (or withhold the vote of) any securities of the Company;

(iii)          seek to advise, encourage or influence any person with respect to the voting of (or execution of a written consent in respect of) acquisition of or disposition of any securities of the Company;

(iv)          take any action in support of or make any proposal or request that constitutes (or would constitute if taken), or make any public statement or have a discussion with any known shareholder of the Company concerning or with the effect of: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the voting standard with respect to director elections, number or term of directors or to fill any vacancies on the Board, except as set forth in this Agreement, (B) any change in the capitalization, stock repurchase programs and practices, or dividend policy of the Company, (C) any other change in the Company’s management, business, or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Charter or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(v)           engage in any course of conduct with the purpose of causing stockholders of the Company to vote contrary to the recommendation of the Board on the 2022 Proposals for their vote at any meeting of the Company’s stockholders or by written consent;

(vi)          call or seek to call, or request the call of, alone or in concert with others, any meeting of stockholders, whether or not such a meeting is permitted by the Charter or Bylaws, including any “town hall meeting”;

(vii)         deposit any shares of Common Stock in any voting trust or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of any shares of Common Stock (other than any such voting trust, arrangement or agreement solely among the Investors or any Affiliates thereof that is otherwise in accordance with this Agreement);

(viii)        act, seek, facilitate or encourage any person to submit nominations or proposals, whether in furtherance of a “contested solicitation” or otherwise, for the appointment, election or removal of directors or otherwise with respect to the Company or seek, facilitate, encourage or take any other action with respect to the appointment, election or removal of any directors;

(ix)           Other than with respect to the “group” identified on Amendment No. 1 to the Schedule 13D filed by Braeside Investments, LLC with the Securities and Exchange Commission on April 11, 2018, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act or otherwise) with respect to the Company or its securities; provided, however, that nothing in this Agreement shall limit the ability of an Affiliate of the Braeside Parties to join the existing “group” following the execution of this Agreement upon notice to the Company, so long as any such Affiliate first agrees to be bound in writing by the terms and conditions of this Agreement (it being understood that any Schedule 13D amendment or other legally required update and the contents thereof may not violate any of the restrictions set forth in this Agreement);

(x)            demand a copy of the Company’s list of stockholders or its other books and records or make any request under Section 220 of the Delaware General Corporation Law or equivalent state or federal laws;

(xi)           commence, encourage, join as a party, or support any litigation, arbitration, derivative action in the name of the Company or any class action or other proceeding against the Company or any of its current or former officers or directors, in each case with the intent of circumventing the provisions of this Section 5 or Section 6, or take any action challenging the validity or enforceability of any of the provisions of this Section 5; provided, however, that the foregoing shall not prevent any Braeside Party from (A) bringing litigation against the Company to enforce the provisions of this Agreement, (B) making counterclaims with respect to any proceeding initiated by or on behalf of the Company against a Braeside Party or (C) responding to or complying with a validly issued legal process that neither the Braeside Parties nor any of their Affiliates initiated, encouraged or facilitated; provided that the Braeside Parties shall, to the extent permitted by law, provide the Company with notice of such legal process and will cooperate with the Company, at the Company’s sole expense, in seeking a protective order or other remedy to the extent applicable;

(xii)          make any request or submit any proposal to amend or waive the terms of this Section 5 other than through non-public communications with the Company that would not be reasonably expected to result in or involve public disclosure obligations for any party; or

(xiii)         enter into any discussions, negotiations, agreements or understandings with any person or entity with respect to any action the Investors are prohibited from taking pursuant to this Section 5, or advise, assist, knowingly encourage or seek to persuade any person or entity to take any action or make any statement with respect to any such action, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing.

Notwithstanding the foregoing, nothing in this Section 5 or elsewhere in this Agreement shall prohibit or restrict the Braeside Parties from: (x) communicating privately with the Board or any executive officer or director of the Company, regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications and subject to the confidentiality obligations to the Company of any such director or officer; and (y) privately communicating to any of their potential investors or their investors publicly available information that does not otherwise violate this Agreement regarding the Company consistent with prior practice in any of the Braeside Parties’ annual and quarterly investor letters, provided such communications are not reasonably expected to be publicly disclosed and are understood by all parties to be private communications and not undertaken with the intent to circumvent Section 5 of this Agreement.

(b)            Notwithstanding anything set forth herein to the contrary, upon the public announcement by the Company of entry into a definitive agreement for a transaction that would constitute a Change of Control, this Agreement shall immediately and automatically terminate in its entirety and no party hereunder shall have any further rights or obligations under this Agreement; provided, however, no party shall be released from any breach of this Agreement that occurred prior to the termination of this Agreement.

(c)            For purposes of this Agreement:

(i)            “Affiliate” shall mean any “Affiliate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act;

(ii)           “Associate” shall mean any “Associate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act;

(iii)          “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act;

(iv)          a “Change of Control” transaction shall be deemed to have taken place if (A) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the equity interests and voting power of the Company’s then outstanding equity securities, (B) the Company effects a merger or a stock-for-stock transaction with a third party whereby immediately after the consummation of the transaction the Company’s stockholders retain less than 50% of the equity interests and voting power of the surviving entity’s then outstanding equity securities or (C) the Company sells all or substantially all of the Company’s assets to a third party;

(v)           “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; and

(vi)          “Standstill Period” shall mean the period commencing on the date of this Agreement and ending on the date that is one day after the date of the 2022 Annual Meeting

6.      Mutual Non-Disparagement.

(a)            Each Braeside Party agrees that, until the expiration of the Standstill Period, neither it nor any of its Affiliates will, and it will cause each of its Affiliates and Related Persons not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory towards, or critical of, the Company or any of its past or present directors, officers, Affiliates, subsidiaries, employees, agents or representatives (collectively, the “Company Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of the Company or its subsidiaries or Affiliates, or to malign, harm, disparage, defame or damage the reputation or good name of the Company, any Company Representative or the Company’s business; provided, however, that the foregoing shall not prevent the Investor Group from privately communicating to the Company, or any directors or executive officers of the Company factual information based on publicly available information. Nothing herein or elsewhere in this Agreement shall restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

(b)            The Company agrees that, until the expiration of the Standstill Period, neither it nor any of its executive officers or directors will, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory towards, or critical of, any Braeside Party or any of its past or present directors, officers, Affiliates, subsidiaries, employees, agents or representatives (collectively, the “Braeside Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of any Braeside Party or its Affiliates, or to malign, harm, disparage, defame or damage the reputation or good name of any Braeside Party, any Braeside Representative or any Braeside Party’s business; provided, however, that the foregoing shall not prevent private communications to the Braeside Parties or Braeside Representatives of factual information based on publicly available information. Nothing herein or elsewhere in this Agreement shall restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

(c)            Notwithstanding the foregoing, nothing in this Section 6 or elsewhere in this Agreement shall prohibit any party to this Agreement from making any statement or disclosure required under the federal securities laws or other applicable laws, rules or regulations so long as such requirement is not due to a breach by any party of this Agreement; provided, that such party must, to the extent legally permissible and practicable, provide written notice to the other party at least five (5) business days prior to making any such statement or disclosure required under the federal securities laws or other applicable laws, and shall reasonably consider any comments of the other party. The limitations set forth in Sections 6(a) and 5(b) shall not prevent any party to this Agreement from responding to any public statement made by the other party of the nature described in Sections 6(a) and 5(b) if such statement by the other party was made in breach of this Agreement.

7.      Press Release. The Parties agree that the Company shall issue a press release and file a Current Report on Form 8-K in substantially the forms agreed to between the Parties promptly following the execution and delivery of this Agreement by the Parties.

8.      Actions as Director. Notwithstanding anything set forth herein to the contrary, this Agreement shall not limit in any respect the actions of Todd Stein solely in his capacity as a director of the Company, recognizing that such actions are subject to such director’s fiduciary duties to the Company and its stockholders (it being understood and agreed that neither the Braeside Parties nor any of their respective Affiliates shall seek to do indirectly through Todd Stein (or his successor) anything that would be prohibited if done by the Braeside Parties or any of their respective Affiliates).

9.      Miscellaneous.

(a)            Specific Enforcement; Special Remedy. Each of the Parties agrees that the other Party would be irreparably injured in the event that any provision of the Agreement is breached or not performed. Accordingly, it is agreed that each Party shall be entitled to temporary and permanent injunctive relief with respect to each and any breach or purported repudiation of this Agreement by the other and to specifically enforce strict adherence to this Agreement and the terms and provisions hereof against the other in any action instituted in a court of competent jurisdiction, in addition to any other remedy which such aggrieved Party may be entitled to obtain. Moreover, in the event of the breach of any of the provisions of this Agreement, timeliness in obtaining relief is of the essence.

(b)            Amendments; Waiver. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing without a writing signed by the Parties. No delay on the part of either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(c)            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. This Agreement may not be assigned without the prior written consent of the other Party hereto.

(d)            No Third Party Beneficiaries. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the Parties and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement and any conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and for the benefit of no other person or entity.

(e)            Counterparts. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)             Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)            Governing Law; Choice of Venue.

(i)            This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within that state.

(ii)            Each Party (A) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (B) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (C) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each Party irrevocably waives the right to trial by jury and (D) each Party irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such Party’s principal place of business or as otherwise provided by applicable law.

(h)            Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision in this Agreement.

(i)             Interpretation and Construction. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each Party, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

(j)             Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof.

(k)            Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail to the e-mail address for a Party set forth below; and (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses for such communications shall be:

If to the Company or the Board:

Spōk Holdings, Inc.

5911 Kingstowne Village Parkway

Alexandria, VA 22315

Attention:	Vince Kelly
Email:	Vince.Kelly@spok.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, D.C. 20004

Attention:	William O’Neill and Christopher Drewry
E-mail:	William.O'Neill@retiredpartner.lw.com and Christopher.Drewry@lw.com

If to the Braeside Parties:

Braeside Investments, LLC

2911 Turtle Creek Boulevard

Suite 300

Dallas, TX 75219

Attention:	Todd Stein

(l)             Termination. Unless earlier terminated as provided in this Agreement, upon the expiration of the Standstill Period in accordance with Section 5, this Agreement shall immediately and automatically terminate in its entirety and no Party shall have any further rights or obligations under this Agreement; provided, however, no Party shall be released from any breach of this Agreement that occurred prior to the termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

SPŌK HOLDINGS, INC.

By:	/s/ Vincent D. Kelly
Name:	Vincent D. Kelly
Title:	Chief Executive Officer

[Signature Page to Voting and Standstill Agreement]|

BRAESIDE INVESTMENTS, LLC

By:	/s/ Todd Stein
Name:	Todd Stein
Title:	Manager

Braeside CAPITAL, L.P.

By:	/s/ Todd Stein
Name:	Todd Stein
Title:	Manager

BRAESIDE CAPITAL II, L.P.

By:	/s/ Todd Stein
Name:	Todd Stein
Title:	Manager

[Signature Page to Voting and Standstill Agreement]